As filed with the Securities and Exchange Commission on January 31, 1997

                                       Registration No. 333-



                SECURITIES AND EXCHANGE COMMISSION
                      Washington, D.C. 20549
                        _________________

                             FORM S-8
                      REGISTRATION STATEMENT
                              Under
                    THE SECURITIES ACT OF 1933
                        _________________

                     ENRON OIL & GAS COMPANY
      (Exact name of registrant as specified in its charter)

          Delaware                                  47-0684736
(State or other jurisdiction of                   I.R.S. Employer
incorporation or organization)                  Identification No.)

                        1400 Smith Street
                      Houston, Texas  77002
   (Address of principal executive offices, including zip code)
                        _________________

   AMENDED AND RESTATED ENRON OIL & GAS COMPANY 1994 STOCK PLAN
                     (Full title of the plan)

                       Barry Hunsaker, Jr.
            Senior Vice President and General Counsel
                        1400 Smith Street
                      Houston, Texas  77002
             (Name and address of agent for service)

                          (713) 853-6161
  (Telephone number, including area code, of agent for service)





                 CALCULATION OF REGISTRATION FEE

  Title of         Amount    Proposed maximum  Proposed maximum
securities to be   to be     offering price      aggregate          Amount of
 registered      registered  per share(1)    offering price(1)  Registration Fee

Common Stock,
par value $.01   4,000,000     $23.0625          $92,250,000      $27,955.00

(1) Estimated, solely for purposes of calculating the registration fee, in accordance with Rule 457(h) on the basis of the price of securities of the same class, as determined in accordance with Rule 457(c), using the average of the high and low prices of such stock reported in the New York Stock Exchange consolidated reporting system on January 29, 1997.
                        _________________

    This registration statement is being filed, in accordance with General Instruction E to Form S-8, to register additional shares of Common
    Stock for sale under the Amended and Restated Enron Oil & Gas Company
    1994 Stock Plan. The contents of the registrant's Form S-8 Registration Statements (No. 33-52201 and No. 33-58103) relating to the same employee benefit plan are incorporated by reference in this registration statement.


                        Page 1 of 11 Pages
                 Exhibit Index appears on Page 4

              INFORMATION NOT REQUIRED IN PROSPECTUS


    The following documents are filed as part of this registration statement, in accordance with General Instruction E to Form S-8:


         Exhibits.

          4.1(d) Certificate of Amendment of Restated Certificate of Incorporation of Enron Oil & Gas Company (incorporated by reference to Exhibit 3(d) to the Company's Registration Statement on Form S-3, Registration No. 333-09919, filed August 9, 1996).

         *4.3(a) Amendment to Amended and Restated Enron Oil & Gas Company 1994 Stock Plan, effective December 10, 1996.

        *23.1        Consent of Arthur Andersen LLP.

        *23.2        Consent of DeGolyer and MacNaughton.

        *24.1        Powers of Attorney of certain directors of the Company.


*Filed herewith.

                            SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on the 31st day of January, 1997.

                          ENRON OIL & GAS COMPANY


                          By:  /s/ Walter C. Wilson
                               Walter C. Wilson
                               Senior Vice President and Chief Financial Officer

    Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed by the following persons in the capacities indicated on the dates indicated.

             Signature                  Title                      Date

  /s/ Forrest E. Hoglund       Chairman of the Board,         January 31, 1997
      Forrest E. Hoglund  Chief Executive Officer and Director
                            (Principal Executive Officer)


  /s/ Walter C. Wilson      Senior Vice President and         January 31, 1997
      Walter C. Wilson      Chief Financial Officer
                            (Principal Financial Officer)

  /s/ Ben B. Boyd          Vice President and Controller      January 31, 1997
      Ben B. Boyd          (Principal Accounting Officer)


                      *                                    Director
           Fred C. Ackman


                      *                                    Director
        Edmund P. Segner, III


                      *                                    Director
          Kenneth L. Lay


                      *                                    Director
         Edward Randall, III



*By:  /s/ Angus H. Davis                              January 31, 1997

          Angus H. Davis
         Attorney-in-Fact

                          EXHIBIT INDEX

                                                              Sequentially
                                                                Numbered
Exhibit  Description of Exhibit                                   Page

4.1(d) Certificate of Amendment of Restated Certificate of Incorporation of Enron Oil & Gas Company
        (incorporated by reference to Exhibit 3(d) to the Company's Registration Statement on Form S-3,
        Registration No. 333-09919, filed August 9, 1996).

*4.3(a) Amendment to Amended and Restated Enron Oil & Gas
        Company 1994 Stock Plan, effective December 10, 1996.       5

*23.1   Consent of Arthur Andersen LLP.                             6

*23.2   Consent of DeGolyer and MacNaughton.                        7

*24.1   Powers of Attorney of certain directors of the Company.     8

*Filed herewith.

                                                          EXHIBIT 4.3(a)
                          AMENDMENT TO
          AMENDED AND RESTATED ENRON OIL & GAS COMPANY
                        1994 STOCK PLAN

     WHEREAS, Enron Oil & Gas Company (the "Company") has heretofore adopted and maintains the Amended and Restated Enron Oil & Gas Company 1994 Stock Plan (the "Plan"); and

     WHEREAS, the Company desires to amend the Plan to provide for the increase in the number of shares available for grant;

     NOW, THEREFORE the Plan is amended as follows:

     Section 3.1 (i) is hereby rescinded and amended in its entirety to read as follows:

         "(i) Calculation of Number of Shares Available. The number of shares available for granting Awards under the Plan shall be nine million (9,000,000) Shares, subject to adjustment as provided in Section 3.2"

          AS AMENDED HEREBY, the Plan is specifically ratified and reaffirmed.

Dated effective as of December 10, 1996.

ATTEST:                            ENRON OIL & GAS COMPANY

  /s/ Angus H. Davis                     /s/ J. Chris Bryan
Angus H. Davis                        J. Chris Bryan
Vice President, Communications        Vice President, Administration &
   and Corporate Secretary              Human Resources
                                  -5-